UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

BIOSOLAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54819	20-4754291
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (661) 251-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2020 BioSolar, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell a convertible promissory note (the “Promissory Note”) in the aggregate principal amount of $53,000 to an accredited investor (the “Investor”). The Note was funded on November 3, 2020.

The principal and interest under the Promissory Note is due and payable on November 2, 2021.

The Promissory Note bears interest at a rate of 10% per annum and is convertible into shares of common stock of the Company 180 days following the date of the Promissory Note at the “Variable Conversion Price” which shall mean 61% multiplied by the average of the lowest two Trading Prices (as such term is defined in the Promissory Note) for the common stock during the fifteen (15) Trading Day period ending on the latest complete trading day prior to the conversion date. Notwithstanding the foregoing, the Investor shall be restricted from effecting a conversion, if such conversion, along with the other shares of the Company’s common stock beneficially owned by the Investor and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The Company has the right but not the obligation under the Promissory Note to prepay the outstanding note, wherein the Company would pay to the Investor a percentage of the outstanding note (the “Prepayment Percentage”), such Prepayment Percentage dependent upon the period of time during which the Company elects to prepay the outstanding Promissory Note.

The Agreement also enumerates events of default, which include, but are not limited to, failure to pay principal and interest, breach of covenant, bankruptcy and delisting of common stock.

In connection with the sale of the Promissory Note, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Promissory Note filed as Exhibit 10.1 hereto, which is incorporated herein by reference, and further qualified in its entirety by reference to the complete text of the Purchase Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Promissory Note.

The information set forth in Item 1.01 is incorporated by reference into this item 3.02.

Issuance of Shares upon Conversion of Convertible Promissory Note.

As previously reported the Company entered into securities purchase agreements pursuant to which it issued convertible notes to various accredited investors, which notes are convertible into shares of the Company’s common stock on the terms and subject to the conditions set forth in the various securities purchase agreements and associated notes. From October 9, 2020 through the date of this report, certain accredited investors converted an aggregate of approximately $80,835.20 in principal and interest resulting in the issuance of an aggregate of 29,788,418 shares of common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering of the securities.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Convertible Promissory Note dated November 2, 2020

10.2	Securities Purchase Agreement dated November 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOLAR, INC.

Date: November 3, 2020	/s/ David Lee
David Lee
Chief Executive Officer

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